Exhibit 99.1

Stock Yards Bancorp Reports Record Quarterly Earnings on Year-over-Year Loan Growth and Improved Credit Metrics

Third Quarter Net Income Rises 29% to $9.9 Million, or $0.67 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 23, 2014--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported record results for the third quarter and nine months ended September 30, 2014. The Company's strong performance continued to reflect several key drivers, including:

  Further improvements in overall credit quality, which enabled the Company to release reserves;
  Year-over-year loan growth and strong loan pipeline that should result in total loan production for 2014 that exceeds the record production level achieved last year;
  Continued growth in income from investment management and trust services, which complements earnings generated from lending;
  Stable net interest margin as the Company continues to deploy its strong capital base to grow its balance sheet; and
  Strong returns on average equity and assets.
The following is a summary of the Company's reported results:

Quarter Ended September 30,	2014	2013	Change
Net income	$9,889,000	$7,682,000	29%
Net income per share, diluted	$0.67	$0.53	26%
Return on average equity	15.79%	13.70%
Return on average assets	1.64%	1.35%

Nine Months Ended September 30,	2014	2013	Change
Net income	$26,100,000	$20,857,000	25%
Net income per share, diluted	$1.77	$1.47	20%
Return on average equity	14.45%	12.86%
Return on average assets	1.47%	1.27%

Management estimates that the release of $2.1 million of reserves in the third quarter of 2014 added approximately $0.09 to third quarter 2014 diluted earnings per share. This estimate includes a normalized third quarter provision for loan losses of $835 thousand based upon the Company's historical charge-off trends from the pre-recession period between 2004 and 2007. Also included are the effects of incentive accruals and income taxes. Actions to forego a provision for loan losses and release reserves were deemed appropriate based on continued improvements in credit quality and other risk measures within management's allowance estimation process. Over the past 12 months, non-performing loans (NPLs) have declined 33%, while non-performing assets (NPAs) have declined 37%. Because risk in the portfolio is evaluated each quarter and internal and external conditions that affect the assessment of this risk are likely to change, the Company cannot predict if further releases of reserves will occur.

"Stock Yards Bancorp posted another strong performance for the third quarter of 2014, highlighted by record earnings," said David P. Heintzman, Chairman and Chief Executive Officer. "Our progress reflected an ongoing improvement in credit quality and growth in earnings from our investment management and trust department, both reflecting the strategies we have put into place to extend our record as one of the nation's top-performing community banks.

"We again experienced solid loan production during the third quarter, even exceeding the robust production we saw in the second quarter of this year," Heintzman continued. "However, early repayments, resulting from decisions by our customers to sell loan collateral or utilize available cash to pay down loans and lines of credit, prevented this progress from lifting our loan portfolio. Looking ahead, our loan pipeline looks very strong as we enter the fourth quarter, and based on likely loan closings in the fourth quarter, we are tracking toward a great year in building our loan portfolio.

"Our investment management and trust department continues to play a key role in the Company's earnings growth by diversifying fee income," Heintzman added. "At a time when many other community banks are seeing intensifying pressure on non-interest income, our investment management and trust department – with $2.23 billion of assets under management – increased its fee income 12% to $4.5 million in the third quarter of 2014 compared with the third quarter of last year."

Concluding, Heintzman said, "We are pleased with the Company's performance through the first nine months of 2014 and remain positive about continued growth in the fourth quarter. Our loan pipeline is promising, our margins are stable and our fee income generated from our investment management and trust department is growing. We believe our uninterrupted record of increasing dividend payments and our strong capital position highlight our successful strategy to build long-term stockholder value. In our view, Stock Yards Bancorp is positioned well to participate in the continued economic improvement in our home market and capitalize on new opportunities in our expansion markets."

Total assets increased $118 million or 5% at September 30, 2014, reaching $2.41 billion compared with $2.29 billion at September 30, 2013. The Company's loan portfolio increased $76 million or 4% to $1.79 billion at September 30, 2014, compared with $1.71 billion at September 30, 2013. Total deposits increased $125 million or 7% to $2.01 billion at September 30, 2014, from $1.88 billion at September 30, 2013. Core deposits as a percentage of total deposits increased to 93.8% at September 30, 2014, from 92.5% at September 30, 2013.

The Company's capital levels remained strong during the third quarter of 2014 and exceeded the required minimums necessary to be deemed a "well-capitalized" institution – the highest capital rating for financial institutions. By maintaining a strong capital position, Stock Yards Bancorp has continued to enhance stockholder value by steadily increasing cash dividends, raising the dividend rate five times over the past four years, and maintaining its flexibility to pursue expansion and other opportunities that may arise.

Net interest income – the Company's largest source of revenue – increased $1.3 million or 7% to $21.4 million in the third quarter of 2014 from $20.0 million in the prior-year quarter. In the third quarter of 2014, net interest margin was 3.80% versus 3.77% in the second quarter of 2014 and 3.79% in the third quarter of 2013.

NPLs totaled $20.5 million or 1.15% of total loans outstanding at September 30, 2014, down from $30.5 million or 1.78% of total loans at September 30, 2013. NPLs at September 30, 2014, increased from $19.5 million or 1.08% of total loans outstanding at June 30, 2014, due primarily to the classification of two related loans as non-performing. NPAs, which include NPLs and repossessed assets, were $23.3 million or 0.97% of total assets at September 30, 2014, down from $37.0 million or 1.62% of total assets at September 30, 2013. NPAs were $22.4 million or 0.93% of total assets at June 30, 2014.

Net charge-offs in the third quarter of 2014 totaled $537 thousand or 0.03% of average loans, up from $180 thousand or 0.01% of average loans in the second quarter of 2014 and down from $4.3 million or 0.26% of average loans in the year-earlier period.

In the third quarter of 2014, the Company released $2.1 million of its reserves for loan losses based on continued improvement in credit quality metrics and management's current assessment of risk in the loan portfolio, including an update to historic loss factors for certain portfolio segments. This release of reserves was recorded as a credit to the provision for loan losses and compared with a charge of $1.4 million in the second quarter of 2014 and a charge of $1.3 million in the prior-year quarter. The allowance for loan losses was 1.52% of total loans as of September 30, 2014, compared with 1.65% of total loans at June 30, 2014, and 1.70% of total loans at September 30, 2013.

Total non-interest income increased $198 thousand or 2% to $9.9 million in the third quarter of 2014 from $9.7 million for the prior-year quarter. Total non-interest expense increased $1.1 million or 6% to $18.7 million in the third quarter of 2014 from $17.6 million in the same period last year. The increase included approximately $830 thousand in accrued incentives related to the higher level of earnings in the third quarter of 2014.

In August 2014, Stock Yards Bancorp's Board of Directors declared a quarterly cash dividend $0.22 per common share. The latest dividend was distributed on October 1, 2014, to stockholders of record as of September 15, 2014.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.41 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013
Total stockholders' equity (a)	$251,446	$243,614	$226,535
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,878)	(1,937)	(2,298)
Tangible common equity (c)	$248,886	$240,995	$223,555

Total assets (b)	$2,407,871	$2,411,375	$2,289,755
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,878)	(1,937)	(2,298)
Tangible assets (d)	$2,405,311	$2,408,756	$2,286,775

Total stockholders' equity to total assets (a/b)	10.44%	10.10%	9.89%
Tangible common equity ratio (c/d)	10.35%	10.00%	9.78%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2013.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2014 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Income Statement Data
Net interest income, fully tax equivalent (1)	$21,604	$20,270	$62,981	$58,210
Interest income:
Loans	$20,429	$20,233	$59,575	$58,762
Federal funds sold	73	63	215	215
Mortgage loans held for sale	54	57	128	177
Securities	2,136	1,914	6,391	5,241
Total interest income	22,692	22,267	66,309	64,395
Interest expense:
Deposits	1,065	1,209	3,319	3,833
Federal funds purchased	8	9	23	26
Securities sold under agreements to repurchase	37	38	100	106
Federal Home Loan Bank (FHLB) advances	219	221	621	657
Subordinated debentures	-	773	-	2,318
Total interest expense	1,329	2,250	4,063	6,940
Net interest income	21,363	20,017	62,246	57,455
Provision for loan losses	(2,100)	1,325	(400)	4,975
Net interest income after provision for loan losses	23,463	18,692	62,646	52,480
Non-interest income:
Investment management and trust income	4,502	4,017	13,825	12,032
Service charges on deposit accounts	2,294	2,348	6,620	6,592
Bankcard transaction revenue	1,182	1,087	3,466	3,068
Mortgage banking revenue	641	995	1,951	3,370
Loss on the sale of securities	-	-	(9)	(5)
Brokerage commissions and fees	539	456	1,506	1,693
Bank owned life insurance	229	260	699	771
Gain on acquisition	-	-	-	449
Other non-interest income	463	489	1,324	1,221
Total non-interest income	9,850	9,652	29,382	29,191
Non-interest expense:
Salaries and employee benefits expense	11,855	10,508	33,697	30,186
Net occupancy expense	1,422	1,522	4,431	4,188
Data processing expense	1,591	1,520	4,869	4,695
Furniture and equipment expense	269	269	796	846
FDIC insurance expense	340	348	1,032	1,055
Loss (gain) on other real estate owned	7	475	(342)	365
Acquisition costs	-	-	-	1,548
Other non-interest expenses	3,225	2,929	9,471	9,089
Total non-interest expense	18,709	17,571	53,954	51,972
Net income before income tax expense	14,604	10,773	38,074	29,699
Income tax expense	4,715	3,091	11,974	8,842
Net income	$9,889	$7,682	$26,100	$20,857

Weighted average shares - basic	14,574	14,408	14,542	14,144
Weighted average shares - diluted	14,748	14,556	14,732	14,228

Net income per share, basic	$0.68	$0.53	$1.79	$1.47
Net income per share, diluted	0.67	0.53	1.77	1.47
Cash dividend declared per share	0.22	0.20	0.65	0.60

Balance Sheet Data (at period end)
Total loans			$1,785,320	$1,709,258
Allowance for loan losses			27,124	28,990
Total assets			2,407,871	2,289,755
Non-interest bearing deposits			491,677	429,297
Interest bearing deposits			1,516,144	1,453,154
Federal Home Loan Bank advances			36,919	32,422
Subordinated debentures			-	30,900
Stockholders' equity			251,446	226,535
Total shares outstanding			14,704	14,554
Book value per share			17.10	15.57
Market value per share			30.10	28.33

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2014 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Average Balance Sheet Data
Average federal funds sold	$86,252	$75,705	$86,764	$93,664
Average mortgage loans held for sale	4,934	5,685	4,059	6,661
Average securities available for sale	380,202	360,055	381,827	323,148
Average FHLB stock and other securities	6,347	7,347	6,893	6,771
Average loans	1,788,786	1,674,049	1,758,592	1,628,261
Average earning assets	2,257,679	2,122,841	2,228,975	2,058,505
Average assets	2,395,274	2,264,937	2,366,608	2,193,010
Average interest bearing deposits	1,525,964	1,453,534	1,542,782	1,414,453
Average total deposits	2,000,477	1,867,229	1,985,592	1,807,772
Average securities sold under agreement to repurchase	64,985	64,652	59,441	58,881
Average federal funds purchased and other short term borrowings	17,789	19,628	18,855	20,370
Average Federal Home Loan Bank advances	36,747	31,970	35,321	31,904
Average subordinated debentures	-	30,900	-	30,900
Average interest bearing liabilities	1,645,485	1,600,684	1,656,399	1,556,508
Average stockholders' equity	248,412	222,528	241,509	216,879

Performance Ratios
Annualized return on average assets	1.64%	1.35%	1.47%	1.27%
Annualized return on average equity	15.79%	13.70%	14.45%	12.86%
Net interest margin, fully tax equivalent	3.80%	3.79%	3.78%	3.78%
Non-interest income to total revenue, fully tax equivalent	31.32%	32.26%	31.81%	33.40%
Efficiency ratio	59.48%	58.72%	58.42%	59.46%

Capital Ratios
Average stockholders' equity to average assets	10.37%	9.82%	10.20%	9.89%
Tier 1 risk-based capital			12.67%	13.66%
Total risk-based capital			13.92%	14.91%
Leverage			10.38%	11.21%

Loans by Type
Commercial and industrial			$550,487	$500,478
Construction and development			121,141	135,786
Real estate mortgage - commercial investment			445,512	429,832
Real estate mortgage - owner occupied commercial			343,218	326,523
Real estate mortgage - 1-4 family residential			192,282	180,162
Home equity - first lien			39,344	38,364
Home equity - junior lien			65,181	63,983
Consumer			28,155	34,130

Asset Quality Data
Allowance for loan losses to total loans			1.52%	1.70%
Allowance for loan losses to average loans	1.52%	1.73%	1.54%	1.78%
Allowance for loan losses to non-performing loans			132.26%	95.10%
Nonaccrual loans			$13,845	$20,284
Troubled debt restructuring			6,456	8,585
Loans - 90 days past due & still accruing			207	1,615
Total non-performing loans			20,508	30,484
OREO and repossessed assets			2,768	6,565
Total non-performing assets			23,276	37,049
Non-performing loans to total loans			1.15%	1.78%
Non-performing assets to total assets			0.97%	1.62%
Net charge-offs to average loans (2)	0.03%	0.26%	0.06%	0.48%
Net charge-offs	$537	$4,315	998	$7,866

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2014 Earnings Release

	Five Quarter Comparison
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Income Statement Data
Net interest income, fully tax equivalent (1)	$21,604	$20,900	$20,477	$20,096	$20,270
Net interest income	$21,363	$20,655	$20,228	$19,843	$20,017
Provision for loan losses	(2,100)	1,350	350	1,575	1,325
Net interest income after provision for loan losses	23,463	19,305	19,878	18,268	18,692
Investment management and trust income	4,502	4,755	4,568	4,255	4,017
Service charges on deposit accounts	2,294	2,223	2,103	2,394	2,348
Bankcard transaction revenue	1,182	1,209	1,075	1,310	1,087
Mortgage banking revenue	641	722	588	608	995
Loss on the sale of securities	-	(9)	-	-	-
Brokerage commissions and fees	539	462	505	466	456
Bank owned life insurance	229	234	236	260	260
Other non-interest income	463	461	400	518	489
Total non-interest income	9,850	10,057	9,475	9,811	9,652
Salaries and employee benefits expense	11,855	10,724	11,118	10,959	10,508
Net occupancy expense	1,422	1,453	1,556	1,427	1,522
Data processing expense	1,591	1,718	1,560	1,624	1,520
Furniture and equipment expense	269	259	268	280	269
FDIC Insurance expense	340	350	342	376	348
Loss (gain) on other real estate owned	7	(6)	(343)	287	475
Other non-interest expenses	3,225	3,203	3,043	4,427	2,929
Total non-interest expense	18,709	17,701	17,544	19,380	17,571
Net income before income tax expense	14,604	11,661	11,809	8,699	10,773
Income tax expense	4,715	3,627	3,632	2,386	3,091
Net income	$9,889	$8,034	$8,177	$6,313	$7,682

Weighted average shares - basic	14,574	14,545	14,506	14,455	14,408
Weighted average shares - diluted	14,748	14,704	14,701	14,677	14,556

Net income per share, basic	$0.68	$0.55	$0.56	$0.44	$0.53
Net income per share, diluted	0.67	0.55	0.56	0.43	0.53
Cash dividend declared per share	0.22	0.22	0.21	0.21	0.20

Balance Sheet Data (at period end)
Cash and due from banks	$38,302	$57,365	$42,685	$34,519	$47,048
Federal funds sold	31,265	37,896	40,269	36,251	23,472
Mortgage loans held for sale	4,069	4,162	3,473	1,757	3,829
Securities available for sale	449,572	414,490	440,184	490,031	401,063
FHLB stock and other securities	6,347	6,347	7,347	7,347	7,347
Total loans	1,785,320	1,799,791	1,728,619	1,721,350	1,709,258
Allowance for loan losses	27,124	29,761	28,591	28,522	28,990
Total assets	2,407,871	2,411,375	2,354,238	2,389,262	2,289,755
Non-interest bearing deposits	491,677	462,379	436,843	423,350	429,297
Interest bearing deposits	1,516,144	1,525,016	1,550,544	1,557,587	1,453,154
Securities sold under agreements to repurchase	66,955	56,475	52,453	62,615	56,225
Federal funds purchased	16,296	59,014	18,731	55,295	31,861
Federal Home Loan Bank advances	36,919	36,067	34,288	34,329	32,422
Subordinated debentures	-	-	-	-	30,900
Stockholders' equity	251,446	243,614	236,976	229,444	226,535
Total shares outstanding	14,704	14,665	14,659	14,609	14,554
Book value per share	17.10	16.61	16.17	15.71	15.57
Market value per share	30.10	29.90	31.64	31.92	28.33

Capital Ratios
Average stockholders' equity to average assets	10.37%	10.24%	10.00%	9.77%	9.82%
Tier 1 risk-based capital	12.67%	12.28%	12.47%	12.29%	13.66%
Total risk-based capital	13.92%	13.53%	13.72%	13.54%	14.91%
Leverage	10.38%	10.19%	10.00%	9.75%	11.21%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2014 Earnings Release

	Five Quarter Comparison
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Average Balance Sheet Data
Average federal funds sold	$86,252	$77,386	$96,770	$116,348	$75,705
Average mortgage loans held for sale	4,934	4,438	2,783	3,582	5,685
Average investment securities	380,202	382,176	390,481	385,922	367,402
Average loans	1,788,786	1,759,695	1,726,610	1,713,062	1,674,049
Average earning assets	2,257,679	2,221,482	2,207,209	2,208,575	2,122,841
Average assets	2,395,274	2,357,697	2,346,314	2,351,127	2,264,937
Average interest bearing deposits	1,525,964	1,550,363	1,552,310	1,513,067	1,453,534
Average total deposits	2,000,477	1,982,180	1,973,827	1,949,209	1,867,229
Average securities sold under agreement
to repurchase	64,985	52,396	60,895	66,244	64,652
Average federal funds purchased and
other short term borrowings	17,789	22,109	16,654	17,102	19,628
Average Federal Home Loan Bank advances	36,747	34,886	34,302	34,341	31,970
Average subordinated debentures	-	-	-	29,221	30,900
Average interest bearing liabilities	1,645,485	1,659,754	1,664,161	1,659,975	1,600,684
Average stockholders' equity	248,412	241,376	234,587	229,685	222,528

Performance Ratios
Annualized return on average assets	1.64%	1.37%	1.41%	1.07%	1.35%
Annualized return on average equity	15.79%	13.35%	14.14%	10.90%	13.70%
Net interest margin, fully tax equivalent	3.80%	3.77%	3.76%	3.61%	3.79%
Non-interest income to total revenue, fully
tax equivalent	31.32%	32.49%	31.63%	32.81%	32.26%
Efficiency ratio	59.48%	57.18%	58.57%	64.80%	58.72%

Loans by Type
Commercial and industrial	$550,487	$558,720	$511,247	$510,739	$500,478
Construction and development	121,141	124,390	117,317	129,590	135,786
Real estate mortgage - commercial investment	445,512	458,101	448,255	430,047	429,832
Real estate mortgage - owner occupied commercial	343,218	334,016	329,260	329,422	326,523
Real estate mortgage - 1-4 family residential	192,282	189,192	185,775	183,700	180,162
Home equity - 1st lien	39,344	39,050	40,700	40,251	38,364
Home equity - junior lien	65,181	64,162	62,605	63,403	63,983
Consumer	28,155	32,160	33,460	34,198	34,130

Asset Quality Data
Allowance for loan losses to total loans	1.52%	1.65%	1.65%	1.66%	1.70%
Allowance for loan losses to average loans	1.52%	1.69%	1.66%	1.66%	1.73%
Allowance for loan losses to non-performing loans	132.26%	153.00%	139.74%	124.31%	95.10%
Nonaccrual loans	$13,845	$11,985	$12,741	$15,258	$20,284
Troubled debt restructuring	6,456	7,118	7,280	7,249	8,585
Loans - 90 days past due & still accruing	207	348	439	437	1,615
Total non-performing loans	20,508	19,451	20,460	22,944	30,484
OREO and repossessed assets	2,768	2,968	2,935	5,592	6,565
Total non-performing assets	23,276	22,419	23,395	28,536	37,049
Non-performing loans to total loans	1.15%	1.08%	1.18%	1.33%	1.78%
Non-performing assets to total assets	0.97%	0.93%	0.99%	1.19%	1.62%
Net charge-offs to average loans (2)	0.03%	0.01%	0.02%	0.12%	0.26%
Net charge-offs	$537	$180	$281	$2,043	$4,315

Other Information
Total assets under management (in millions)	$2,228	$2,360	$2,279	$2,229	$2,140
Full-time equivalent employees	527	528	522	519	510

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer